TERRY AMISANO LTD. KEVIN HANSON, C.A.	AMISANO HANSON CHARTERED ACCOUNTANTS

EXHIBIT 23.2

May 25, 2005

Silverado Gold Mines Ltd.
#505 – 1111 West Georgia Street
Vancouver, BC.
V6E 4M3

Attention: Mr. Garry L. Anselmo, President

Dear Sirs:

RE:	SILVERADO GOLD MINES LTD. (the “Company”)
REGISTRATION STATEMENT ON FORM S-8
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion by reference of our report, dated February 21, 2005, on the consolidated balance sheet of the Company and its subsidiaries as of November 30, 2004 and the related consolidated statements of operations, cash flows and stockholders’ equity (deficiency) for the year ended November 30, 2004 and the period since recommencement of the exploration stage December 1, 2001 to November 30, 2004 in the Company’s Form S-8 Registration Statements filed with the United States Securities and Exchange Commission on August 22, 2003 and January 14, 2004.

Yours truly,

“AMISANO HANSON”

Chartered Accountants

750 WEST PENDER STREET, SUITE 604 VANCOUVER CANADA V6C 2T7	TELEPHONE: 604-689-0188 FACSIMILE: 604-689-9773 E-MAIL: amishan@telus.net